Exhibit 10.1

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DATED: 9 September 2020
DEED OF SETTLEMENT AND RELEASE
TIM COURTIS, GREENLIGHT REINSURANCE, LTD., AND GREENLIGHT CAPITAL RE, LTD.
DEED OF SETTLEMENT AND RELEASE
This Deed of Settlement and Release is made the 9th day of September 2020
BETWEEN:
(1)TIM COURTIS of 607 Yacht Drive, West Bay, Grand Cayman (the "Employee");
(2)GREENLIGHT REINSURANCE, LTD of 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, KY1-1205, Cayman Islands;
(3)GREENLIGHT CAPITAL RE, LTD of 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, KY1-1205, Cayman Islands (together with Greenlight Reinsurance Ltd, the "Employers")

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(Each a "Party" and together "the Parties")
WHEREAS:-
(A)The Employee was employed as Chief Financial Officer (the "Employment") pursuant to an Amended and Restated Employment Agreement dated December 30, 2008 (the “Contract”), as subsequently amended February 18, 2009 and by written notification on February 28, 2014, and effective as of January 1, 2014);
(B)The Parties have agreed to terminate the Employment by mutual consent effective 9 September 2020 (the "Termination Date");
(C)The Parties now wish to settle all matters between them and have agreed to a full and final settlement on the terms and conditions contained in this Deed and have agreed to enter into this Deed in consideration of the mutual covenants and other valuable consideration set out below
IT IS NOW AGREED AND THIS DEED WITNESSES AS FOLLOWS:-
1.Definitions
1.1In this Deed, unless otherwise indicated, the following expressions shall bear the following meanings:
(a)"Associated Entities" means the Employers and each and all of their respective current, previous, and future parent companies, direct or indirect subsidiaries, and affiliates;
(b)"Claims" means all causes of action, matters, and disputes arising from or related to the Employment or the termination thereof, or otherwise arising between the Parties, whether known or unknown, that exist (or may exist) as at the date of execution of this Deed including but not limited to:
(i)Any and all actions, causes of action, claims, covenants, contracts and/or controversies in any jurisdiction of whatsoever character howsoever arising whether in law, equity or otherwise;
(ii)Unfair dismissal pursuant to part VII of the Labour Law (2011 Revision) (the "Labour Law") or any successor legislation;

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(iii)Severance pay pursuant to part V of the Labour Law or any successor legislation;
(iv)Wrongful or constructive dismissal in respect of the Employment howsoever arising;
(v)Contractual entitlement in respect of salary, commission, accrued holiday pay, overtime, notice, severance, other benefits, or otherwise arising out of or in connection with the Contract (as amended) or Employment, including for the avoidance of doubt any discretionary bonus; and
(vi)Discrimination howsoever arising or of any nature.
(c)References to recitals and clauses are references to the recitals to and clauses of this Deed;
(d)Headings to clauses and the use of bold type are for convenience only and shall not affect the interpretation or construction of this Deed; and
(e)Words in the singular include the plural and vice versa.
1.2 Should any provision of this Deed require interpretation it is agreed by the Parties that such interpretation shall not be subject to a presumption that the Deed is to be construed more strictly against the party who prepared the Deed.
2.Agreement and Release by the employee
2.1 The Parties hereby agree that the Employment shall terminate by mutual consent and without further notice as of the Termination Date, at which time the Employee shall cease to be employed by the Employers.
2.2 The Employee agrees and undertakes to resign as of the Termination Date from all officer, board, committee, and other appointments or positions held in respect of the Employers and their Associated Entities. In the event that the Employee fails to resign in accordance with this clause he hereby irrevocably grants a power of attorney to the Employers empowering them to execute the necessary instruments of resignation on his behalf.

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2.3 The Employee agrees that other than as set forth in Section 3, below, Employee hereby:
(a)Releases each and all of the Employers and their Associated Entities (collectively, the “Companies”), and each and all of the Companies’ respective servants, agents, directors, officers, employees, partners, equityholders, investors, and representatives (collectively, with the Companies, the “Releasees”) from all and any Claims howsoever arising, whether under Cayman Islands, United States, New York, or other law, whether under any statute, regulation, ordinance, constitution, treaty, contract, common law, or otherwise, and whether such Claims are accrued or contingent;
(b)Undertakes and covenants not to assert any Claims or commence legal proceedings in respect of such claims against any of the Releasees at any time in any forum or any jurisdiction (including without limitation the Director of Labour, the Department of Employment Relations or a Labour Tribunal in the Cayman Islands or the Grand Court of the Cayman Islands); and
(c)Undertakes and covenants to comply with the terms of Section 9 of the Contract, which he agrees survives his termination, and acknowledges that such terms are enforceable in their entirety;
(d)Undertakes and covenants that before and after the Termination Date, he will reasonably cooperate with the Employers and their Associated Entities, in connection with (i) the smooth transition of his role and responsibilities, as directed by the Employers, including by promptly responding to requests for information, (ii) any actual or threatened investigation, administrative proceeding, or litigation relating to any matter that occurred during the Employment in which he was involved or of which he has knowledge, and (iii) any other internal or external review of the Companies, including by any regulator or agency, or any actual or threatened arbitration; provided that the Companies will attempt to schedule Employee’s cooperation for mutually agreeable times and locations in a manner that does not unduly interfere with Employee’s personal or professional pursuits and will reimburse Employee for any reasonable pre-approved out-of-pocket expenses Employee incurs in connection with such cooperation. Employee will render his cooperation under this paragraph without requiring a subpoena, and will do so honestly, truthfully, forthrightly, and completely,

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including supplying relevant documents and information in his possession, custody, or control;
(e)Agrees and confirms that the none of the Releasees owes him any wages, bonuses, pro-rated bonuses (for 2020 or any other year), equity compensation, stock options, restricted shares, sick pay, vacation or holiday pay (except as provided in Section 3.2, below), severance pay, relocation or moving costs, notice pay, pension contribution, equity award (including but not limited to any Option (as defined in the Contract, as amended)), or any other compensation, payment, amount, benefit, or interest whatsoever; and
(f)Confirms and acknowledges that he has not suffered any known workplace injury or occupational disease and that he has not been victimised in consequence of reporting any wrongdoing relating in any way to the Employment.
2.4 Without prejudice to the generality of clause 2.3 above, the Employee expressly agrees and acknowledges that:
(a)Other than basic salary accrued to the Termination Date, he shall not be entitled to receive any further sum whether by way of notice pay, severance pay, or otherwise, including but not limited to under Section 8 of the Contract;
(b)He shall not be entitled to receive any Retention Bonus pursuant to the Retention Bonus Agreement between the Employee and Greenlight Reinsurance Ltd dated 4 May 2020;
(c)All of his unvested Awards under the Greenlight Capital Re Ltd. Amended and Restated 2004 Stock Incentive Plan, as amended (the “LTIP”), are hereby cancelled, and all of Employee’s rights to restricted shares are hereby terminated; and
(d)He shall repay to the Employers within 30 days of the Termination Date the pro-rated portion of his annual Permanent Residency fee attributable to the period after the Termination Date.
2.5 In the event that the Employee breaches any material provision of this Deed or pursues or encourages any Claim against any of the Releasees, he agrees to indemnify without

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limitation such parties for any losses suffered as a result thereof, including but not limited to advancing all of their legal and professional fees with respect to such matter(s).
2.6 In signing this Deed the Employee acknowledges that he has read and understood this Deed and has obtained or had the opportunity to obtain independent legal advice in relation thereto. The Employee further acknowledges that he signs this Deed voluntarily and understands that the Deed contains a full and final release of all claims that he has or may have against any of the Releasees.
2.7 The Employee shall not commence or maintain, or procure, assist, encourage, support or otherwise participate in the commencement or continuance of, any proceedings in respect of the Claims, except, for the avoidance of doubt, for the purpose of enforcing this Deed.
3.agreement by the employers
3.1 Conditional upon the Employee executing this Deed on the date hereof and complying with all of the terms hereof and with the Surviving Provisions (as defined below), the Employers:
(a)Pay Employee a separation payment in the amount of $500,000 (US), minus applicable taxes and withholdings, payable within thirty (30) days after the Parties’ execution of this Deed (including Employee executing the Affidavit (as defined below) and providing it, along with the duly executed Deed, to the Employers).
(b)Agree that health insurance for the Employee and his dependants shall be maintained for a period of 3 months after the Termination Date or until the Employee secures alternative employment, whichever is the sooner, subject to the Employee paying the premium in respect of the said insurance coverage.
(c)Irrevocably and unconditionally release and discharge Employee with respect to any and all Claims they otherwise could assert against him in connection with his employment or the termination thereof; provided that, for avoidance of doubt, nothing herein releases or discharges any claims (i) based on Employee’s wilful misconduct or gross negligence in the performance of his duties for the

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Companies (provided that for the avoidance of doubt, my transmission of the emails described in the Affidavit does not constitute gross negligence or wilful misconduct for purposes of this Deed), (ii) that arise after the Termination Date, or (iii) that arise under this Deed or under any of the Surviving Provisions, including but not limited any claims for misuse of the Companies’ confidential information or the breach of Sections 2, 3, 9, 10, or 11 hereof.
(d)Will issue an instruction to their current directors and senior officers not to make or publish any disparaging, derogatory, or defamatory comments or statements about Employee in any forum, whether oral or written.
3.1 The Employers shall pay the Employee for any accrued but unused vacation (if any), in accordance with the Employers’ vacation policy.
3.2 The Employers shall reimburse the Employee for any as-yet unreimbursed business expenses that were properly accrued prior to the Termination Date, in accordance with the terms and conditions of the Employers’ expense reimbursement policy. For avoidance of doubt, Employee will not receive reimbursement or payment of any moving or relocation expenses, and is waiving and releasing all claims to any such expenses.
3.3 The Employee will remain eligible to receive payments in connection with any quantitative bonuses previously awarded to the Employee in accordance with Greenlight Capital Re, Ltd.’s Compensation Plan, subject to the terms and conditions of that Plan (provided that, for avoidance of doubt, the Employee is not entitled to any such bonus with respect to 2020 or any later year, and is not entitled to any other bonuses or benefits under that Plan, including any discretionary bonuses or pro rata bonuses, and also is not eligible for any payments, rights, or benefits under any other plan, award, or agreement, including but not limited to the LTIP).
3.4 Nothing in this Deed shall be construed to waive or release any right to indemnification Employee otherwise would have under any applicable by-law, duly-executed agreement, or insurance policy with respect to claims threatened or brought against Employee by any third parties.

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4.NO ADMISSION
4.1 Entry into this Deed and performance of the obligations hereunder shall not constitute an admission of liability howsoever arising by any Party.
5.ABSOLUTE BAR
5.1 This Deed may be pleaded and tendered by any Party as an absolute bar and defence to any proceeding brought in breach of the terms of this Deed.
6.further assurances and acknowledgments
6.1 The Parties shall (at their own cost) do and execute or procure to be done and executed all necessary acts, agreements, instruments, deeds, documents and things reasonably within their power to give effect to and carry out this Deed and its intents and purposes, and the Parties shall co-operate to the fullest extent practicable to that end.
7.Warranties and representations
7.1 Each Party hereby separately represents and warrants to the other Party that:-
(a)it has taken all necessary actions to authorize and approve its entry into this Deed and the execution of the same;
(b)all necessary authorizations and approvals for the performance of its obligations hereunder have been obtained and remain in force;
(c)its entry and the performance of its obligations under this Deed will not violate any provision of its constitutive documents or any provision of any law applicable to it, nor conflict with or breach or require any consent under any agreement or instrument to which it is party or by which it is or any of its assets or properties is bound; and
(d)this Deed has been duly executed by it and constitutes a valid and legally binding obligation which is enforceable against it in accordance with its terms.
8. Warranties concerning claims
8.1 Each Party hereby separately represents and warrants to the other Party that:-

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(a)it is the sole and lawful owner of all right, title, and interest in and to each and every Claim which such Party settles herein and in respect of which a waiver, release and discharge is given under this Deed; and
(b)it has not assigned, transferred or conveyed, or purported to assign, transfer or convey, any Claim or any rights in respect of a Claim to any person who is not a party to this Deed.
9.Confidentiality
9.1 [RESERVED]
10.Post-employment obligations
10.1 Section 9 of the Contract is explicitly incorporated into this Deed by reference, including but not limited to the provision regarding Acknowledgments (Sections 9(a) and 9(j)), the Confidentiality provision (Section 9(b)), the Non-Compete provision (Section 9(c)), the provision regarding Non-Solicitation of Employees (Section 9(d)(provided that subject to Employee’s execution and compliance with this Deed, the Employers will not seek to prevent Employee from soliciting or working with Brendan Barry, the provision regarding Non-Solicitation of Customers (Section 9(e)), the provision regarding Post-Employment Property (Section 9(f)), the Non-Disparagement provision (Section 9(g)), the Enforcement provision (Section 9(h)), and the Blue-Pencil provision (Section 9(i)) (collectively, the “Surviving Provisions”). The Employee hereby acknowledges and agrees that the foregoing provisions are enforceable in full and waives any objections thereto.
11.INTELLECTUAL PROPERTY
11.1The Parties agree that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatsoever (whether or not patentable or subject to copyright) related to the business of the Employers that the Employee either solely or in collaboration with others has made or may make, discover, invent, develop, perfect or reduce to practice during the course of the Employment whether or

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not during business hours and created, conceived or prepared on the Employers' premises or otherwise shall be the sole property of the Employers.
11.2Without prejudice to the generality of the foregoing, the Employee agrees that all of the foregoing and any (i) inventions (whether patentable or not and without regard to whether any patent therefor is ever sought), (ii) marks, names or logos (whether or not registrable as trade or service marks and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered) and (iv) trade secrets, ideas and concepts (collectively "Intellectual Property Products") created, conceived or prepared on the Employers' premises or otherwise, whether or not during normal business hours, shall perpetually and throughout the world be the exclusive property of the Employers as shall all tangible media (including but not limited to papers, electronic media of all types, and models) in which such Intellectual Property Products are recorded or otherwise fixed.
11.3The Employee further agrees to promptly (and in no event later than the Termination Date) disclose in writing and deliver to the Employers all Intellectual Property Products created during the Employment. The Employee agrees that all works of authorship created by him during the Employment shall be works made for hire of which the Employers are the authors and owners of copyright.
11.4To the extent that any competent authority may determine that any work or authorship created by the Employee during the Employment is not a work made for hire, the Employee hereby assigns all right, title and interest in the copyright therein, in perpetuity and throughout the world, to the Employers. To the extent this Deed does not otherwise serve to grant or otherwise vest in the Employers all rights in any Intellectual Property Product created by the Employee during the Employment, the Employee hereby assigns all right, title and interest therein, in perpetuity and throughout the world, to the Employer.
11.5The Employee agrees to execute immediately upon the Employers' reasonable request and without charge any further assignments, applications, conveyances or other instruments, at any time after execution of this Deed in order to permit the Employers or their respective assigns to protect, perfect, register, record, maintain or enhance their rights in any Intellectual Property Product, provided that the Employers shall bear the cost of any such assignments, applications or consequences.

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11.6The Employee agrees and undertakes to
(a) immediately deliver to the custody of the Employers all originals and copies of any documents and other property of the Employers which are in the Employee's possession, under his control or to which he may have access;
(b) immediately delete permanently and irretrievably any electronic material (howsoever stored) within the Employee's possession, control or to which he may have access belonging to the Employers or relating in any way to the Employers’ business; and
(c) duly execute the affidavit previously provided to Employee (the “Affidavit”), before a notary public, with any inaccuracy in such Affidavit, or any breach thereof, being deemed a material breach of this Deed.
12.Entire agreement
12.1This Deed (including the Affidavit), together with Section 9 of the Contract, forms the entire agreement and understanding between the Parties relating to the subject matter of this Deed and supersedes and extinguishes any previous agreement or understanding between the Parties in relation to all or any such matters.
12.2Each Party acknowledges that in entering into this Deed (and any documents referred to in it) it does not rely on, and shall have no remedy in respect of, any representation, warranty or undertaking in writing or otherwise made or given by any person whatsoever which is not expressly set out in this Deed.
13.Variation
13.1No provision of this Deed shall be deemed varied, waived, amended or modified by either Party, unless such variation, waiver, amendment or modification is made in writing and signed by each Party.
14.Counterparts
14.1 This Deed may be executed in any number of counterparts, each of which shall be an original, and any one of which shall be deemed to be validly executed if evidenced by a facsimile or electronic copy of the executing Party’s signature which shall operate with

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the same effect as if the signatures thereto were on the same instrument. For the avoidance of doubt, each Party shall be required to sign only one copy of this Deed.
15.Successors and assigns
15.1This Deed shall inure to the benefit of and be binding upon the successors of each Party to this Deed.
15.2This Deed is personal to the Parties and shall not be capable of assignment save as provided by clause 16.1 above.
16.Severability
16.1If any of the provisions of this Deed is found by a court of competent jurisdiction to be void or unenforceable, it shall be deemed to be deleted from this Deed and the remaining provisions shall continue to apply, unless the severed portion is essential to the intended purpose of this Deed, in which case the party who was to receive the benefit of the severed portion has the option to void the Deed insofar as it relates to them.
17.Governing law and Jurisdiction
17.1 This Deed (including the Affidavit) shall be governed by and construed in accordance with the laws of the Cayman Islands.
17.2 The Parties hereby agree that the Grand Court of the Cayman Islands shall have exclusive jurisdiction to hear and determine any claim, suit, action or proceeding whatsoever and to settle any dispute which may arise out of any provision of this Deed or out of any action taken or omitted to be taken under this Deed or in connection with the administration of this Deed. The Parties to this Deed irrevocably submit to the exclusive jurisdiction of the Cayman Islands Court.

IN WITNESS WHEREOF the Parties hereto have executed this Deed on the date and year first above written

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SIGNED AS A DEED by TIM COURTIS in the presence of:	)	/s/ Tim Courtis
	)	Signature
)
)
)

/s/ Caroline Courtis
Signature of Witness

Name:	Caroline Courtis

Address:

Occupation:	Retired

/s/ Alstair David

Signature of Witness

Name:	Alstair David

Address:

Occupation:	Attorney

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EXECUTED AS A DEED by GREENLIGHT REinsurance ltd	)	/s/ Simon Burton
	)	Duly Authorised Signatory
)
	)	Name:	Simon Burton
)
	)	Title:	CEO
)

	)	/s/ Laura Accurso
	)	Duly Authorised Signatory
)
	)	Name:	Laura Accurso
)
	)	Title:	General Counsel
)

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in the presence of:

/s/ Faramarz Romer
Signature of Witness

Name:	Faramarz Romer

Address:	George Town, Grand Cayman

Occupation:	Chartered Accountant

/s/ Tom Curnock
Signature of Witness

Name:	Tom Curnock

Address:	SMB, Grand Cayman

Occupation:	CRO

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EXECUTED AS A DEED by GREENLIGHT CAPITAL RE LTD	)	/s/ Simon Burton
	)	Duly Authorised Signatory
)
	)	Name:	Simon Burton
)
	)	Title:	CEO
)

	)	/s/ Laura Accurso
	)	Duly Authorised Signatory
)
	)	Name:	Laura Accurso
)
	)	Title:	General Counsel
)

in the presence of:

/s/ Faramarz Romer
Signature of Witness

Name:	Faramarz Romer

Address:	George Town, Grand Cayman

Occupation:	Chartered Accountant

/s/ Tom Curnock
Signature of Witness

Name:	Tom Curnock

Address:	SMB, Grand Cayman

Occupation:	CRO

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